SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant  [  ]
Filed by a Party other than the Registrant  [x]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[  ]  Definitive Proxy Statement
[ x]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ARV Assisted Living, Inc.

               (Name of Registrant as Specified in Its Charter)

                             Emeritus Corporation

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)         Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)         Proposed maximum aggregate value of transaction:

      (5)         Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)         Amount Previously Paid:

      (2)         Form, Schedule or Registration Statement No.:

      (3)         Filing Party:

      (4)         Date Filed:

Contacts: Kelly J. Price
Chief Financial Officer
(206) 298-2909
or
Roy Winnick or Mark Semer
Kekst and Company
(212) 521-4842 or 4802

INSTITUTIONAL SHAREHOLDER SERVICES (ISS) ENDORSES
EMERITUS PROPOSAL IN ARV ASSISTED LIVING PROXY CONTEST

SEATTLE, January 22, 1998 -- Emeritus Corporation (Amex: ESC) today reported that Institutional Shareholder Services Inc. (ISS) has recommended to its clients that they vote for Emeritus' slate of directors at the upcoming Annual Meeting of ARV Assisted Living, Inc. (Amex: SRS; formerly Nasdaq: ARVI), scheduled for Wednesday, January 28 at 9:00 a.m., Pacific Time.

ISS, based in Bethesda, Maryland, is the leading independent advisor to several hundred institutional investors in the areas of proxy contests, corporate governance and other shareholder-related issues. The ISS report was published on January 21, 1998.

Emeritus released its proxy materials to ARV shareholders on December 22, 1997, seeking, among other things, to elect nine Emeritus nominees to the ARV Board who are committed to providing all ARV shareholders with $17.50 per share in cash by entering into a merger agreement with Emeritus. Emeritus and EMAC Corp., its wholly-owned subsidiary, on December 19, 1997 commenced a cash tender offer of $17.50 per share for all outstanding shares of ARV. The current ARV board is opposed to a merger of Emeritus and ARV, and has structured and consummated transactions with Prometheus Assisted Living LLC, an affiliate of Lazard Freres Real Estate Investors (LFREI), that substantially dilute the ownership of ARV shareholders.

With respect to ARV's current position rejecting Emeritus' offer, ISS said in its report: "We find it hard to reconcile how the board could have judged a $16.50- or $17.50-per-share acquisition offer from Emeritus to be inferior to a $14.00-per-share offer by LFREI, an investment which just as certainly yields a change in control, though more akin to a creeping tender offer, with no control premium or consideration paid to shareholders...."

Other comments in the ISS report include the following:

o "ARV has protested the [material adverse change]...and financing conditions to the bid. These are not atypical covenants in takeover offers, but ARV has vaulted them to apocalyptic levels."

o "Management's other jabs at alarmism -- the degree of leverage to be taken on by Emeritus, termination of the lease agreements, and Emeritus' 'weak' financial condition -- are of no consequence to shareholders if they are cashed out."

o "Management has taken up arms in discrediting the Emeritus offer, in our view, to deflect attention from the board's own actions with Prometheus."

o "[The board's] actions can only be viewed as a deliberate attempt to frustrate Emeritus' proxy contest...The [ARV] board has delivered shareholders an LFREI fait accompli, and the result is an obstruction of shareholder suffrage. Threatening as it may be to ARV, it was the board's very actions that left Emeritus with no other recourse than to appeal directly to shareholders through its tender offer and proxy contest."

The report concludes: "[I]f Emeritus loses the board election, shareholders lose any chance of obtaining its offer. We therefore advocate that shareholders support [the Emeritus] board slate."

Daniel R. Baty, Chairman and Chief Executive Officer of Emeritus, said: "We are gratified that ISS has chosen to recommend that ARV shareholders elect our slate of directors at the upcoming ARV Annual Meeting. If elected, our slate will act in the best interest of ARV shareholders by effecting a merger with Emeritus, which will result in a payout of $17.50 per share in cash to every ARV shareholder. We encourage all ARV shareholders to sign, date and mail to us the BLUE Emeritus proxy cards in advance of the Annual Meeting."

Emeritus' tender offer and withdrawal rights expire at 5:00 p.m., New York City time, on January 30, 1998 unless the offer is extended or withdrawn.

Emeritus is a senior housing services company focused on operating residential-style assisted-living communities. These communities provide a residential housing alternative for senior citizens who need help with the activities of daily living. Emeritus currently holds interests in 117 communities representing capacity for more than 11,000 residents in 25 states and Canada (including a minority interest in Alert Care Corp.). Emeritus' common stock is traded on the American Stock Exchange under the symbol "ESC."

                                    # # #

                       [EMERITUS CORPORATION LETTERHEAD]

                       MORE ABUSES OF SHAREHOLDER RIGHTS


                                                       January 22, 1998


DEAR FELLOW SHAREHOLDER:

          We thought the ARV directors had done all they could in order to entrench themselves in office and strip you of an opportunity to receive $17.50 in cash for each of your ARV shares. We were wrong. ARV's hand-picked entrenchment partner -- Prometheus Assisted Living LLC -- just disclosed that it has purchased 1,112,131 ARV shares from two stockholders in privately negotiated transactions. This means that the Prometheus/ARV alliance now controls over 55% of ARV's shares, giving them absolute control of ARV and its board of directors and leaving you with no voice in the company and no power over your investment except to sell your shares in the open market at a 17+% discount to our offer (based on yesterday's closing price for ARV).

          However, the battle is not over. We have sued ARV in California state court seeking, among other things, to rescind the discounted share issuances to Prometheus, and thus reverse the staggering dilution suffered by all other ARV shareholders and let you decide whether to accept our $17.50 offer. Your votes can help. If you want the opportunity to receive $17.50 for each of your ARV shares, you should vote to replace the ARV Board by signing, dating and returning the enclosed BLUE Emeritus proxy card TODAY. A pre-paid Federal Express return envelope is enclosed to ensure your proxy is received in time to be voted at the January 28th Annual Meeting.


                  DON'T TAKE OUR WORD FOR IT -- LISTEN TO ISS

          Institutional Shareholder Services, Inc. (ISS) is the preeminent shareholder advisory firm, and performs independent analyses of thousands of shareholder meetings each year on behalf of hundreds of institutional clients including public and private pension funds, insurance companies, money managers and other fiduciaries. ISS is not affiliated with either Emeritus or ARV, and both sides made presentations to ISS in connection with this proxy contest. ISS just completed its analysis of this proxy contest. Here is what ISS concluded:

o "We find it hard to reconcile how the board could have judged a $16.50 or $17.50 per-share acquisition offer from Emeritus to be inferior to a $14.00 per-share investment by [Prometheus], an investment which just as certainly yields a change in control, though more akin to a creeping tender offer, with no control premium or consideration paid to shareholders."

o  "The board should have negotiated with Emeritus, and it did not do so."

o "Management has taken up arms in discrediting the Emeritus offer, in our view, to deflect attention from the board's own actions with Prometheus. It implemented a poison pill at the time of the [initial issuance of shares to Prometheus] because of the presence of the Starwood/Emeritus offer. It reconfigured [that share issuance] into a convertible note issuance after Emeritus made its unsolicited $16.50 per-share proposal. It hastily redeemed the notes in response to Emeritus' proxy solicitation, giving Prometheus a 39% stake in the company. It set an exorbitant redemption premium which conveniently yielded the same $14.00 per-share price to Prometheus . . . and a discount to market value. It delayed the annual meeting and manipulated the record date, allowing Prometheus to vote the totality of its shares, which are consigned to vote in favor of the incumbent directors. In short, the board has made every effort to seal the company's fate with [Prometheus] while spurning Emeritus' offers."

o "[The board's] actions can only be viewed as a deliberate attempt to frustrate Emeritus' proxy contest . . . and the result is an obstruction of shareholder suffrage. Threatening as it may be to ARV, it was the board's very actions that left Emeritus with no other recourse than to appeal directly to shareholders through its tender offer and proxy contest."

o "[I]f Emeritus loses the board election, shareholders lose any chance of obtaining its offer. We therefore advocate that shareholders support [the Emeritus] board slate."

                           --------------------

          On December 19, 1997, we commenced our tender offer of $17.50 per share for all of the outstanding shares of ARV. The offer and withdrawal rights expire at 5:00 p.m., New York City time, on January 30, 1998, unless the offer is extended or withdrawn. On December 22, 1997, we released our proxy materials to ARV shareholders.

          The annual meeting is scheduled for January 28th -- just a few days from now. Vote to take control of your investment in ARV. Vote for directors who will not block a premium offer for your shares. Vote the BLUE Emeritus proxy TODAY.


                                                  Sincerely,


                                                  Emeritus Corporation


          If you have questions or need assistance in voting your ARV shares, please call Emeritus's proxy solicitor, D. F. King & Co., Inc., toll-free at:

          1-800-431-9646

                       [EMERITUS CORPORATION LETTERHEAD]

                       MORE ABUSES OF SHAREHOLDER RIGHTS


                                                       January 22, 1998


DEAR FELLOW SHAREHOLDER:

          We thought the ARV directors had done all they could in order to entrench themselves in office and strip you of an opportunity to receive $17.50 in cash for each of your ARV shares. We were wrong. ARV's hand-picked entrenchment partner -- Prometheus Assisted Living LLC -- just disclosed that it has purchased 1,112,131 ARV shares from two stockholders in privately negotiated transactions. This means that the Prometheus/ARV alliance now controls over 55% of ARV's shares, giving them absolute control of ARV and its board of directors and leaving you with no voice in the company and no power over your investment except to sell your shares in the open market at a 17+% discount to our offer (based on yesterday's closing price for ARV).

          However, the battle is not over. We have sued ARV in California state court seeking, among other things, to rescind the discounted share issuances to Prometheus, and thus reverse the staggering dilution suffered by all other ARV shareholders and let you decide whether to accept our $17.50 offer. Your votes can help. If you want the opportunity to receive $17.50 for each of your ARV shares, you should vote to replace the ARV Board by signing, dating and returning the enclosed BLUE Emeritus proxy card TODAY.

                  DON'T TAKE OUR WORD FOR IT -- LISTEN TO ISS

          Institutional Shareholder Services, Inc. (ISS) is the preeminent shareholder advisory firm, and performs independent analyses of thousands of shareholder meetings each year on behalf of hundreds of institutional clients including public and private pension funds, insurance companies, money managers and other fiduciaries. ISS is not affiliated with either Emeritus or ARV, and both sides made presentations to ISS in connection with this proxy contest. ISS just completed its analysis of this proxy contest. Here is what ISS concluded:

o "We find it hard to reconcile how the board could have judged a $16.50 or $17.50 per-share acquisition offer from Emeritus to be inferior to a $14.00 per-share investment by [Prometheus], an investment which just as certainly yields a change in control, though more akin to a creeping tender offer, with no control premium or consideration paid to shareholders."

o  "The board should have negotiated with Emeritus, and it did not do so."

o "Management has taken up arms in discrediting the Emeritus offer, in our view, to deflect attention from the board's own actions with Prometheus. It implemented a poison pill at the time of the [initial issuance of shares to Prometheus] because of the presence of the Starwood/Emeritus offer. It reconfigured [that share issuance] into a convertible note issuance after Emeritus made its unsolicited $16.50 per-share proposal. It hastily redeemed the notes in response to Emeritus' proxy solicitation, giving Prometheus a 39% stake in the company. It set an exorbitant redemption premium which conveniently yielded the same $14.00 per-share price to Prometheus . . . and a discount to market value. It delayed the annual meeting and manipulated the record date, allowing Prometheus to vote the totality of its shares, which are consigned to vote in favor of the incumbent directors. In short, the board has made every effort to seal the company's fate with [Prometheus] while spurning Emeritus' offers."

o "[The board's] actions can only be viewed as a deliberate attempt to frustrate Emeritus' proxy contest . . . and the result is an obstruction of shareholder suffrage. Threatening as it may be to ARV, it was the board's very actions that left Emeritus with no other recourse than to appeal directly to shareholders through its tender offer and proxy contest."

o "[I]f Emeritus loses the board election, shareholders lose any chance of obtaining its offer. We therefore advocate that shareholders support [the Emeritus] board slate."

                           --------------------

          On December 19, 1997, we commenced our tender offer of $17.50 per share for all of the outstanding shares of ARV. The offer and withdrawal rights expire at 5:00 p.m., New York City time, on January 30, 1998, unless the offer is extended or withdrawn. On December 22, 1997, we released our proxy materials to ARV shareholders.

          The annual meeting is scheduled for January 28th -- just a few days from now. Vote to take control of your investment in ARV. Vote for directors who will not block a premium offer for your shares. Vote the BLUE Emeritus proxy TODAY.


                                                  Sincerely,


                                                  Emeritus Corporation


          If you have questions or need assistance in voting your ARV shares, please call Emeritus's proxy solicitor, D. F. King & Co., Inc., toll-free at:

          1-800-431-9646